Exhibit 99.1
COMERICA REPORTS FIRST QUARTER 2006 EARNINGS
DETROIT/April 19, 2006 — Comerica Incorporated (NYSE: CMA) today reported first quarter 2006 earnings of $194 million, or $1.18 per diluted share, compared to $207 million, or $1.25 per diluted share, for the fourth quarter 2005 and $199 million, or $1.16 per diluted share, for the first quarter 2005. Earnings were reduced by $8 million, or $0.05 per diluted share, in the first quarter 2006 due to the cumulative effect of a change in accounting principle.

(dollar amounts in millions, except per share data)	1st Qtr ‘06	4th Qtr ‘05	1st Qtr ‘05
Net interest income	$479	$501	$460
Provision for loan losses	(27)	(20)	1
Noninterest income	215	281	210
Noninterest expenses
Provision for credit losses on lending-related commitments	13	25	(3)
Noninterest expenses — other	436	462	377

Total noninterest expenses	449	487	374
Provision for income taxes	70	108	96
Income before cumulative effect of change in accounting principle	202	207	199
Cumulative effect of change in accounting principle, net of tax	(8)	—	—
Net income	$194	$207	$199

Diluted EPS before cumulative effect of change in accounting principle	$1.23	$1.25	$1.16
Diluted EPS	1.18	1.25	1.16

Return on average common shareholders’ equity	15.33%	16.28%	15.73%
Net interest margin	3.80	4.00	4.00
First Quarter 2006 Compared to Fourth Quarter 2005
•	On an annualized basis, average loans increased 10 percent, led by 20 percent growth in the Western market, 11 percent growth in the Texas market and 3 percent growth in Midwest & Other Markets (growth rates exclude Financial Services Division loans).

•	Net interest margin was 3.80 percent in the first quarter 2006, down from 4.00 percent in the fourth quarter 2005, due to lower noninterest-bearing deposits (principally Financial Services Division), competitive loan pricing, and loan growth in excess of deposit growth.

•	Credit quality remained solid, with nonperforming assets declining 13 percent to $141 million at March 31, 2006.

•	Noninterest income reflected increased revenue from the investment advisory (up 16 percent), brokerage (up 10 percent) and fiduciary (up 4 percent) businesses; fourth quarter 2005 noninterest income had included a $55 million gain on the sale of businesses.

•	Noninterest expenses decreased $38 million, largely explained by lower incentives ($26 million), credit-related costs ($17 million), charitable contributions ($10 million) and customer services expense ($6 million), partially offset by an increase in share-based compensation expense ($9 million) and interest expense on tax liabilities ($23 million) related to completion of an examination of the Corporation’s federal tax returns for the years 1996 through 2000, among other items.

•	The provision for federal income taxes reflected a decrease ($16 million after tax) from the completion of the examination of the Corporation’s federal tax returns for the years 1996 through 2000.

•	The quarterly cash dividend was increased by 7.3 percent to $0.59 per share. Comerica has increased its annual dividend for 37 consecutive years.

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 2
“Our first quarter financial results reflect solid loan growth across all our businesses and geographic markets,” said Ralph W. Babb Jr., chairman and chief executive officer. “Credit quality continued to be excellent. Deposits were down, however, because customers are investing in their businesses, and because of slower real estate activity in our Western Market, which affects title and escrow deposits in our Financial Services Division. Our net interest margin declined, due in part to the decline in deposits.”
Net Interest Income
Net interest income was $479 million for the first quarter 2006, compared to $501 million for the fourth quarter 2005 and $460 million for the first quarter 2005. The $22 million decrease in net interest income from the fourth quarter 2005 level resulted principally from a combination of lower noninterest-bearing deposits (mostly in the Financial Services Division), lower loan spreads (including lower fees), and the impact of two less days ($11 million) in the first quarter 2006. Average earning assets of $51.0 billion for the first quarter 2006 increased $1.2 billion from the fourth quarter 2005, primarily the result of a $1.2 billion, or three percent, increase in average loans to $46.5 billion for the first quarter 2006. Average deposits of $41.2 billion for the first quarter 2006 decreased $280 million from the fourth quarter 2005. Total average noninterest-bearing deposits declined $1.5 billion, of which $1.2 billion was in the Financial Services Division, resulting from an overall decline in mortgage financing activity and first quarter seasonality.
The net interest margin was 3.80 percent in the first quarter 2006, compared to 4.00 percent for both the fourth quarter 2005 and the first quarter 2005. The first quarter 2006 net interest margin was impacted by the items described above.
Noninterest Income
Noninterest income was $215 million for the first quarter 2006, compared to $281 million for the fourth quarter 2005 and $210 million for the first quarter 2005. Fee income increased in Wealth & Institutional Management in the first quarter 2006, mostly from new business. Commercial lending fees were seasonally down in the first quarter 2006 compared to the fourth quarter 2005. Other categories of noninterest income are highlighted in the table below. The $66 million decrease in noninterest income in the first quarter 2006 compared to the fourth quarter 2005 was largely due to the net gain on sales of businesses of $55 million in the fourth quarter 2005 from the sale of the Corporation’s interest in Framlington Group Limited. In addition, the Corporation recorded a $5 million impairment charge on assets held-for-sale in the first quarter 2006. Risk management hedge ineffectiveness relates to LIBOR and prime interest rate swap hedges and foreign exchange balance sheet hedges, and varies from period to period as rates and rate spreads change.

(in millions)	1st Qtr ‘06	4th Qtr ‘05	1st Qtr ‘05
Net gain on sales of businesses	$—	$55	$—
Other noninterest income
Impairment on assets held-for-sale	(5)	—	—
Risk management hedge ineffectiveness	(2)	6	(5)

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 3
Noninterest Expenses
Noninterest expenses were $449  million for the first quarter 2006, compared to $487 million for the fourth quarter 2005 and $374 million for the first quarter 2005. Certain categories of noninterest expenses are highlighted in the table below. Share-based compensation increased $9 million, primarily from the adoption of the requisite service period provision of SFAS No. 123(R) for annual share-based grants. Customer services expense varies from period-to-period as a result of changes in the level of noninterest-bearing deposits in the Corporation’s Financial Services Division, the earnings credit allowance provided on these deposits, and a competitive environment. The provision for credit losses on lending-related commitments was $13 million, increasing the allowance for credit losses on lending-related commitments for exposure to the automotive industry.

(in millions)	1st Qtr ‘06	4th Qtr ‘05	1st Qtr ‘05
Salaries
Salaries — regular	$155	$155	$144
Severance	1	3	1
Incentives	29	55	35
Share-based compensation	21	12	9

Total salaries	206	225	189
Employee benefits — pension expense	12	8	8
Customer services	13	19	11
Provision for credit losses on lending-related commitments	13	25	(3)
Other noninterest expenses
Interest on tax liabilities	26	3	2
Charitable contributions	1	11	—
Other real estate expense	4	9	1
Tax-related Items
During the first quarter 2006, the Internal Revenue Service (IRS) completed the examination of the Corporation’s federal tax returns for the years 1996 through 2000. The benefits of certain types of structured lease transactions and a series of loans to foreign borrowers were disallowed by the IRS. The Corporation intends to defend its tax position on these two matters. Interest expense (included in noninterest expenses) and tax reserves were adjusted to reflect an updated assessment of reserves for these two items and final resolution of all other matters for those tax years. The effect of these adjustments decreased federal taxes ($16 million after-tax) and caused the increase in interest on tax liabilities ($23 million, $15 million after-tax). The effective tax rate for the remaining periods in 2006 is expected to be about 31 percent.
Change in Accounting Principle — Transition Adjustment
SFAS No. 123(R), adopted on January 1, 2006, affected the accounting for grants of options and restricted shares in Munder Capital Management (Munder). The amortization expense now must be based on current valuations of Munder, instead of valuations at the original grant date. The $8 million after-tax change in accounting principle on January 1, 2006 cumulatively recorded the new accounting. After a further valuation change at the end of March 2006, certain provisions in Munder’s option and restricted share plans were amended to eliminate the need for future adjustments to the amortization expense.

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 4
Credit Quality
“Consistently solid credit quality metrics in the first quarter 2006 resulted in a $36 million decline in the allowance for credit losses from the fourth quarter,” said Babb. “Nonperforming assets continued to improve from already low levels.”

(dollar amounts in millions)	1st Qtr ‘06	4th Qtr ‘05	1st Qtr ‘05
Net loan charge-offs	$17	$22	$38
Net lending-related commitment charge-offs	5	6	—
	‘
Total net credit-related charge-offs	22	28	38
Net loan charge-offs/Average total loans	0.14%	0.20%	0.36%

Provision for loan losses	$(27)	$(20)	$1
Provision for credit losses on lending-related commitments	13	25	(3)
	‘
Total provision for credit losses	(14)	5	(2)

Nonperforming assets (NPAs)	141	162	311
NPAs/Total loans, other real estate & nonaccrual debt securities	0.32%	0.37%	0.75%

Allowance for loan losses	$472	$516	$636
Allowance for credit losses on lending-related commitments*	41	33	18
	‘
Total allowance for credit losses	513	549	654
Allowance for loan losses/Total loans	1.06%	1.19%	1.52%
Allowance for loan losses/NPAs	334	319	204

* Included in “Accrued expenses and other liabilities” on the consolidated balance sheets
During the first quarter 2006, $20 million of loans greater than $2 million were transferred to nonaccrual status, a decrease of $8 million from the fourth quarter 2005. Nonperforming assets were $141 million at March 31, 2006, a decrease of $21 million from December 31, 2005.
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $56.4 billion and $5.1 billion, respectively, at March 31, 2006, compared to $53.0 billion and $5.1 billion, respectively, at December 31, 2005. There were approximately 162 million shares outstanding at March 31, 2006, compared to approximately 163 million shares outstanding at December 31, 2005. In the first quarter 2006, approximately 1.5 million shares were repurchased in the open market for $86 million. Comerica’s first quarter 2006 estimated tier 1 common, tier 1 and total risk-based capital ratios were 7.70 percent, 8.28 percent and 11.74 percent, respectively.
Full Year 2006 Outlook
•	Mid-to-high single digit average loan growth excluding Financial Services Division loans

•	Average full year net interest margin of about 3.80 to 3.85 percent

•	Credit-related net charge-offs of 20 to 25 basis points of average loans and, for the remainder of 2006, a provision for credit losses consistent with credit-related net charge-offs

•	Low-single digit noninterest income growth, excluding net gain on sales of businesses

•	Low-single digit noninterest expense growth, excluding the provision for credit losses on lending-related commitments (included in above outlook for the provision for credit losses)

•	Active capital management

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 5
Business Segments
Comerica’s operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank (formerly known as Small Business & Personal Financial Services), and Wealth & Institutional Management. The Finance Division also is included as a segment. In the first quarter 2006, the Corporation allocated (including prior periods) the portion of the allowance for loan losses based on industry-specific and international risks, previously included in the Other category, to the three major business segments. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2006 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr ‘06		4th Qtr ‘05		1st Qtr ‘05

Business Bank	$144	77%	$135	67%	$172	71%
Retail Bank	36	19	30	14	45	19
Wealth & Institutional Management	8	4	38	19	25	10

	188	100%	203	100%	242	100%
Finance	(3)		(4)		(30)
Other*	9		8		(13)

Total	$194		$207		$199

*	Includes items not directly associated with the three major business segments or the Finance Division
Net income for the Business Bank was $144 million for the first quarter 2006, compared to $135 million for the fourth quarter 2005. Net interest income (FTE) of $314 million in the first quarter 2006 decreased $23 million from the fourth quarter 2005, principally due to a combination of lower demand deposits (mostly in the Financial Services Division), lower loan spreads (including lower fees), and the impact of two less days in the first quarter 2006. Average loans of $36.9 billion in the first quarter 2006 increased $1.0 billion, or 12 percent on an annualized basis, compared to the fourth quarter 2005, primarily due to increases in loans in the National Dealer Services, Middle Market, and Commercial Real Estate businesses. Average deposits of $18.9 billion in the first quarter 2006 decreased $1.7 billion compared to the fourth quarter 2005, primarily due to a decrease in noninterest-bearing deposits in the Financial Services Division. The first quarter 2006 net interest margin of 3.45 percent decreased 27 basis points, primarily due to the items described above. As a result of loan growth and a smaller benefit from improving credit quality trends, the provision for loan losses increased $18 million from a negative $31 million in the fourth quarter 2005 to a negative $13 million in the first quarter 2006. Noninterest income of $63 million in the first quarter 2006 decreased $8 million from the fourth quarter 2005, primarily due to a $5 million impairment charge on assets held-for-sale recorded in the first quarter 2006. First quarter 2006 noninterest expenses of $187 million decreased $39 million from the fourth quarter 2005, primarily due to decreases in the provision for credit losses on lending-related commitments, incentive-related costs, corporate overhead expenses, and customer services expense.

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 6
Net income for the Retail Bank was $36 million for the first quarter 2006, compared to $30 million for the fourth quarter 2005. Net interest income (FTE) of $155 million in the first quarter 2006 decreased $2 million, primarily due to the impact of two less days in the first quarter 2006. Average loans of $6.0 billion in the first quarter 2006 increased $125 million, or nine percent on an annualized basis, compared to the fourth quarter 2005. Average deposits of $16.7 billion in the first quarter 2006 were relatively unchanged compared to the fourth quarter 2005. The first quarter 2006 net interest margin increased four basis points to 3.75 percent. Noninterest expenses of $145 million in the first quarter 2006 declined $9 million from the fourth quarter 2005, due in part to a decline in corporate overhead expenses.
Net income for Wealth & Institutional Management was $8 million for the first quarter 2006, compared to $38 million for the fourth quarter 2005. Net interest income (FTE) of $38 million in the first quarter 2006 decreased $1 million compared to the fourth quarter 2005. First quarter 2006 average loans of $3.5 billion increased $60 million, or seven percent on an annualized basis, and average deposits of $2.5 billion declined $77 million compared to the fourth quarter 2005. The first quarter 2006 net interest margin of 4.36 percent decreased eight basis points compared to the fourth quarter 2005 as loans grew and deposits declined. First quarter 2006 noninterest income of $84 million decreased $53 million from the fourth quarter 2005, primarily due to a $55 million net gain on the sale of the Corporation’s interest in Framlington Group Limited in the fourth quarter 2005. First quarter 2006 noninterest expenses of $98 million decreased $16 million compared to the fourth quarter 2005, primarily due to decreases in incentive-related costs, other real estate expenses, and corporate overhead expenses. In addition, there was an $8 million, net of tax, transition adjustment related to the adoption of SFAS No. 123(R) recorded in the first quarter 2006 associated with Munder Capital Management.
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest & Other Markets, Western, Texas and Florida. The financial results below are based on methodologies in effect at March 31, 2006 and are presented on a FTE basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr ‘06		4th Qtr ‘05		1st Qtr ‘05

Midwest & Other Markets	$102	55%	$118	58%	$141	58%
Western	61	32	64	32	77	32
Texas	21	11	19	9	21	9
Florida	4	2	2	1	3	1

	188	100%	203	100%	242	100%
Finance & Other*	6		4		(43)

Total	$194		$207		$199

*	Includes items not directly associated with the four primary geographic markets
Net income for the Midwest & Other Markets was $102 million in the first quarter 2006, compared to $118 million in the fourth quarter 2005. Net interest income (FTE) of $266 million in the first quarter 2006 decreased $6 million from the fourth quarter 2005, principally due to a combination of lower deposits, lower loan spreads, and the impact of two less days in the first quarter 2006. Average loans of $23.7 billion in the first quarter 2006

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 7
increased $203 million, or three percent on an annualized basis, compared to the fourth quarter 2005. Average deposits in the first quarter 2006 of $18.7 billion decreased $167 million compared to the fourth quarter 2005. The first quarter 2006 net interest margin decreased two basis points to 4.53 percent. The provision for loan losses increased $15 million, primarily due to loan growth and a smaller benefit from improving credit quality trends in the first quarter 2006 compared to the fourth quarter 2005. Noninterest income of $147 million in the first quarter 2006 decreased $56 million compared to the fourth quarter 2005, primarily due to a $55 million gain on the sale of the Corporation’s interest in Framlington Group Limited in the fourth quarter 2005, and a $5 million impairment on assets held-for-sale in the first quarter 2006. First quarter 2006 noninterest expenses of $263 million decreased $43 million compared to the fourth quarter 2005, primarily due to decreases in the provision for credit losses on lending-related commitments, incentive-related costs, and corporate overhead expenses. In addition, there was an $8 million, net of tax, transition adjustment related to the adoption of SFAS No. 123(R) recorded in the first quarter 2006 associated with Munder Capital Management.
Net income for the Western market was $61 million for the first quarter 2006, compared to $64 million for the fourth quarter 2005. Net interest income (FTE) of $169 million in the first quarter 2006 decreased $19 million from the fourth quarter 2005, primarily due to a $1.5 billion decrease in average Financial Services Division deposits and the impact of two less days in the first quarter 2006. Excluding the Financial Services Division, average loans of $12.8 billion in the first quarter 2006 increased $618 million, or 20 percent on an annualized basis, primarily due to an increase in the National Dealer Services business. Average deposits of $15.4 billion in the first quarter 2006 decreased $1.6 billion compared to the fourth quarter 2005, primarily due to a decrease in noninterest-bearing deposits in the Financial Services Division. The first quarter 2006 net interest margin decreased four basis points to 4.33 percent. Noninterest income of $28 million in the first quarter 2006 decreased $5 million compared to the fourth quarter 2005, and was due to smaller amounts spread across several categories. First quarter noninterest expenses of $109 million decreased $15 million from the fourth quarter 2005, primarily due to decreases in customer services expense, incentive-related costs, and corporate overhead expenses.
Net income for the Texas market was $21 million for the first quarter 2006, compared to $19 million for the fourth quarter 2005. First quarter 2006 net interest income (FTE) of $61 million declined $2 million compared to the fourth quarter 2005. Average loan balances of $5.4 billion in the first quarter 2006 increased $139 million, or 11 percent on an annualized basis, compared to fourth quarter 2005. Average deposit balances of $3.7 billion in the first quarter 2006 decreased $44 million compared to the fourth quarter 2005. The first quarter 2006 net interest margin of 4.55 percent declined 18 basis points, primarily due to lower loan spreads. Noninterest expenses of $50 million for the first quarter 2006 decreased $5 million compared to the fourth quarter 2005, primarily due to lower corporate overhead expenses and incentive-related costs.
Net income for the Florida market was $4 million for the first quarter 2006, compared to $2 million for the fourth quarter 2005. First quarter 2006 net interest income (FTE) of $11 million increased $1 million compared to the fourth quarter 2005. Average loans of $1.6 billion in the first quarter 2006 increased $119 million, or 32 percent on an annualized basis, while average deposits of $307 million in the first quarter 2006 were flat compared to the fourth quarter 2005. The first quarter 2006 net interest margin of 2.80 percent increased 10 basis points.

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COMERICA REPORTS FIRST QUARTER 2006 EARNINGS – 8
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2006 financial results at 8 a.m. ET Wednesday, April 19, 2006. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 6764003). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through Wednesday, May 17, 2006. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 6764003). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Detroit, strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, and Canada and Mexico.
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Sharon R. McMurray	Paul E. Burdiss
(313) 222-4881	(313) 222-2840

Wayne J. Mielke	Paul Jaremski
(313) 222-4732	(313) 222-6317

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2006	2005	2005

PER SHARE AND COMMON STOCK DATA
Diluted income before cumulative effect of change in accounting principle	$1.23	$1.25	$1.16
Diluted net income	1.18	1.25	1.16
Cash dividends declared	0.59	0.55	0.55
Common shareholders’ equity (at period end)	31.39	31.11	29.81

Average diluted shares (in thousands)	164,057	165,738	171,382

KEY RATIOS
Return on average common shareholders’ equity	15.33%	16.28%	15.73%
Return on average assets	1.41	1.53	1.57
Average common shareholders’ equity as a percentage of average assets	9.17	9.42	9.99
Tier 1 common capital ratio *	7.70	7.86	8.04
Tier 1 risk-based capital ratio *	8.28	8.46	8.66
Total risk-based capital ratio *	11.74	11.75	12.49
Leverage ratio *	9.90	9.99	10.50

AVERAGE BALANCES
Commercial loans	$26,620	$25,666	$23,248
Real estate construction loans	3,530	3,416	3,052
Commercial mortgage loans	8,998	8,799	8,315
Residential mortgage loans	1,492	1,465	1,310
Consumer loans	2,660	2,675	2,734
Lease financing	1,298	1,288	1,261
International loans	1,881	1,940	2,235

Total loans	46,479	45,249	42,155

Earning assets	50,977	49,764	46,645
Total assets	55,277	54,130	50,750
Interest-bearing deposits	27,589	26,320	25,662
Total interest-bearing liabilities	35,371	32,683	30,380
Noninterest-bearing deposits	13,609	15,158	14,120
Common shareholders’ equity	5,072	5,101	5,072

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$480	$502	$461
Fully taxable equivalent adjustment	1	1	1
Net interest margin	3.80%	4.00%	4.00%

CREDIT QUALITY
Nonaccrual loans	$122	$138	$269
Other real estate	19	24	42

Total nonperforming assets	141	162	311

Loans past due 90 days or more and still accruing	16	16	23

Gross loan charge-offs	25	38	46
Loan recoveries	8	16	8

Net loan charge-offs	17	22	38
Net lending-related commitment charge-offs	5	6	—

Total net credit-related charge-offs	22	28	38

Allowance for loan losses	472	516	636
Allowance for credit losses on lending-related commitments	41	33	18

Total allowance for credit losses	513	549	654

Allowance for loan losses as a percentage of total loans	1.06%	1.19%	1.52%
Net loan charge-offs as a percentage of average total loans	0.14	0.20	0.36
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.32	0.37	0.75
Allowance for loan losses as a percentage of total nonperforming assets	334	319	204

ADDITIONAL DATA
Goodwill	$213	$213	$247
Other intangibles	1	1	1
Loan servicing rights	17	19	19
Deferred mutual fund distribution costs	6	6	7

*	March 31, 2006 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2006	2005	2005

ASSETS
Cash and due from banks	$1,685	$1,609	$1,835
Short-term investments	3,027	1,159	3,794
Investment securities available-for-sale	4,251	4,240	3,687

Commercial loans	24,738	23,545	22,780
Real estate construction loans	3,679	3,482	3,035
Commercial mortgage loans	9,146	8,867	8,415
Residential mortgage loans	1,516	1,485	1,335
Consumer loans	2,607	2,697	2,700
Lease financing	1,292	1,295	1,262
International loans	1,761	1,876	2,209

Total loans	44,739	43,247	41,736
Less allowance for loan losses	(472)	(516)	(636)

Net loans	44,267	42,731	41,100

Premises and equipment	516	510	463
Customers’ liability on acceptances outstanding	60	59	40
Accrued income and other assets	2,635	2,705	2,591

Total assets	$56,441	$53,013	$53,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,772	$15,666	$17,216
Interest-bearing deposits	28,324	26,765	25,490

Total deposits	44,096	42,431	42,706

Short-term borrowings	1,901	302	408
Acceptances outstanding	60	59	40
Accrued expenses and other liabilities	1,228	1,192	1,043
Medium- and long-term debt	4,062	3,961	4,283

Total liabilities	51,347	47,945	48,480

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 3/31/06, 12/31/05 and 3/31/05	894	894	894
Capital surplus	466	461	433
Accumulated other comprehensive loss	(198)	(170)	(154)
Retained earnings	4,880	4,796	4,427
Less cost of common stock in treasury — 16,461,565 shares at 3/31/06, 15,834,985 shares at 12/31/05 and 9,988,453 shares at 3/31/05	(948)	(913)	(570)

Total shareholders’ equity	5,094	5,068	5,030

Total liabilities and shareholders’ equity	$56,441	$53,013	$53,510

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,
(in millions, except per share data)	2006	2005

INTEREST INCOME
Interest and fees on loans	$723	$566
Interest on investment securities	44	35
Interest on short-term investments	5	6

Total interest income	772	607

INTEREST EXPENSE
Interest on deposits	199	108
Interest on short-term borrowings	42	3
Interest on medium- and long-term debt	52	36

Total interest expense	293	147

Net interest income	479	460
Provision for loan losses	(27)	1

Net interest income after provision for loan losses	506	459

NONINTEREST INCOME
Service charges on deposit accounts	54	54
Fiduciary income	45	46
Commercial lending fees	15	12
Letter of credit fees	16	20
Foreign exchange income	10	9
Brokerage fees	10	8
Investment advisory revenue, net	17	10
Card fees	11	9
Bank-owned life insurance	13	9
Warrant income	1	2
Net securities losses	(2)	—
Other noninterest income	25	31

Total noninterest income	215	210

NONINTEREST EXPENSES
Salaries	206	189
Employee benefits	51	47

Total salaries and employee benefits	257	236
Net occupancy expense	31	32
Equipment expense	14	14
Outside processing fee expense	21	17
Software expense	14	12
Customer services	13	11
Litigation and operational losses	1	3
Provision for credit losses on lending-related commitments	13	(3)
Other noninterest expenses	85	52

Total noninterest expenses	449	374

Income before income taxes and cumulative effect of change in accounting principle	272	295
Provision for income taxes	70	96

Income before cumulative effect of change in accounting principle	202	199
Cumulative effect of change in accounting principle, net of tax	(8)	—

NET INCOME	$194	$199

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$1.25	$1.18
Net income	1.20	1.18

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	1.23	1.16
Net income	1.18	1.16

Cash dividends declared on common stock	96	93
Dividends per common share	0.59	0.55

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2006 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2005		First Quarter 2005
(in millions, except per share data)	2006	2005	2005	2005	2005	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$723	$698	$674	$616	$566	$25	3.6%	$157	27.7%
Interest on investment securities	44	41	38	34	35	3	6.4	9	26.5
Interest on short-term investments	5	6	7	5	6	(1)	(20.1)	(1)	(13.4)

Total interest income	772	745	719	655	607	27	3.6	165	27.2

INTEREST EXPENSE
Interest on deposits	199	171	147	122	108	28	15.9	91	84.3
Interest on short-term borrowings	42	24	16	9	3	18	74.0	39	N/M
Interest on medium- and long-term debt	52	49	44	41	36	3	7.5	16	45.8

Total interest expense	293	244	207	172	147	49	20.0	146	99.8

Net interest income	479	501	512	483	460	(22)	(4.4)	19	4.1
Provision for loan losses	(27)	(20)	(30)	2	1	(7)	(35.0)	(28)	N/M

Net interest income after provision for loan losses	506	521	542	481	459	(15)	(2.9)	47	10.2

NONINTEREST INCOME
Service charges on deposit accounts	54	55	55	54	54	(1)	(2.3)	—	(0.7)
Fiduciary income	45	44	44	43	46	1	3.5	(1)	(0.3)
Commercial lending fees	15	19	16	16	12	(4)	(19.9)	3	29.8
Letter of credit fees	16	14	18	18	20	2	16.3	(4)	(22.9)
Foreign exchange income	10	10	9	9	9	—	2.9	1	13.0
Brokerage fees	10	9	10	9	8	1	10.2	2	24.0
Investment advisory revenue, net	17	15	14	12	10	2	15.6	7	64.2
Card fees	11	11	10	9	9	—	(2.8)	2	27.6
Bank-owned life insurance	13	10	9	10	9	3	37.4	4	43.2
Warrant income	1	2	2	3	2	(1)	(62.4)	(1)	(67.2)
Net securities losses	(2)	—	—	—	—	(2)	N/M	(2)	N/M
Net gain on sales of businesses	—	55	1	—	—	(55)	N/M	—	N/M
Other noninterest income	25	37	44	36	31	(12)	(32.2)	(6)	(17.1)

Total noninterest income	215	281	232	219	210	(66)	(23.3)	5	2.4

NONINTEREST EXPENSES
Salaries	206	225	209	197	189	(19)	(8.7)	17	8.9
Employee benefits	51	47	46	44	47	4	10.0	4	8.6

Total salaries and employee benefits	257	272	255	241	236	(15)	(5.5)	21	8.8
Net occupancy expense	31	31	30	28	32	—	(2.4)	(1)	(4.4)
Equipment expense	14	14	14	14	14	—	(0.1)	—	(0.7)
Outside processing fee expense	21	22	19	20	17	(1)	(3.7)	4	21.3
Software expense	14	14	12	11	12	—	(1.8)	2	18.2
Customer services	13	19	29	10	11	(6)	(30.2)	2	24.7
Litigation and operational losses	1	4	4	7	3	(3)	(72.1)	(2)	(63.2)
Provision for credit losses on lending-related commitments	13	25	(1)	(3)	(3)	(12)	(47.8)	16	N/M
Other noninterest expenses	85	86	60	55	52	(1)	(0.6)	33	60.9

Total noninterest expenses	449	487	422	383	374	(38)	(7.8)	75	20.0

Income before income taxes and cumulative effect of change in accounting principle	272	315	352	317	295	(43)	(13.4)	(23)	(7.7)
Provision for income taxes	70	108	114	100	96	(38)	(34.4)	(26)	(26.7)

Income before cumulative effect of change in accounting principle	202	207	238	217	199	(5)	(2.6)	3	1.4
Cumulative effect of change in accounting principle, net of tax	(8)	—	—	—	—	(8)	N/M	(8)	N/M

NET INCOME	$194	$207	$238	$217	$199	$(13)	(6.4)%	$(5)	(2.5)%

Basic earnings per common share:
Income before cumulative effect of change in accounting principle	$1.25	$1.27	$1.43	$1.29	$1.18	$(0.02)	(1.6)%	$0.07	5.9%
Net income	1.20	1.27	1.43	1.29	1.18	(0.07)	(5.5)	0.02	1.7

Diluted earnings per common share:
Income before cumulative effect of change in accounting principle	1.23	1.25	1.41	1.28	1.16	(0.02)	(1.6)	0.07	6.0
Net income	1.18	1.25	1.41	1.28	1.16	(0.07)	(5.6)	0.02	1.7

Cash dividends declared on common stock	96	90	92	92	93	6	7.0	3	3.4
Dividends per common share	0.59	0.55	0.55	0.55	0.55	0.04	7.3	0.04	7.3

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2006	2005
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$516	$558	$609	$636	$673

Loans charged-off:
Commercial	12	14	20	29	28
Real estate construction:
Real estate construction business line	—	1	1	—	—
Other	—	—	—	—	—

Total real estate construction	—	1	1	—	—
Commercial mortgage:
Commercial real estate business line	—	—	—	2	2
Other	2	1	4	5	3

Total commercial mortgage	2	1	4	7	5
Residential mortgage	—	1	—	—	—
Consumer	3	3	6	3	3
Lease financing	6	18	13	3	3
International	2	—	3	1	7

Total loans charged-off	25	38	47	43	46

Recoveries on loans previously charged-off:
Commercial	4	13	23	12	7
Real estate construction	—	—	—	—	—
Commercial mortgage	2	1	1	1	—
Residential mortgage	—	—	—	—	—
Consumer	1	2	2	—	1
Lease financing	—	—	—	—	—
International	1	—	—	1	—

Total recoveries	8	16	26	14	8

Net loans charged-off	17	22	21	29	38
Provision for loan losses	(27)	(20)	(30)	2	1

Balance at end of period	$472	$516	$558	$609	$636

Allowance for loan losses as a percentage of total loans	1.06%	1.19%	1.33%	1.41%	1.52%

Net loans charged-off as a percentage of average total loans	0.14	0.20	0.18	0.27	0.36

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2006	2005
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$33	$14	$15	$18	$21
Charge-offs on lending-related commitments (1)	5	6	—	—	—
Provision for credit losses on lending-related commitments	13	25	(1)	(3)	(3)

Balance at end of period	$41	$33	$14	$15	$18

Unfunded lending-related commitments sold	$52	$20	$—	$18	$27

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2006	2005
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$53	$65	$81	$125	$161
Real estate construction:
Real estate construction business line	2	3	4	8	18
Other	—	—	—	2	2

Total real estate construction	2	3	4	10	20
Commercial mortgage:
Commercial real estate business line	11	6	9	9	11
Other	29	29	35	32	38

Total commercial mortgage	40	35	44	41	49
Residential mortgage	1	2	1	2	2
Consumer	2	2	1	2	1
Lease financing	7	13	39	9	12
International	17	18	16	23	24

Total nonaccrual loans	122	138	186	212	269
Reduced—rate loans	—	—	—	—	—

Total nonperforming loans	122	138	186	212	269
Other real estate	19	24	34	34	42
Nonaccrual debt securities	—	—	—	—	—

Total nonperforming assets	$141	$162	$220	$246	$311

Nonperforming loans as a percentage of total loans	0.27%	0.32%	0.44%	0.49%	0.64%
Nonperforming assets as a percentage of total loans, other real estate and nonaccrual debt securities	0.32	0.37	0.52	0.57	0.75
Allowance for loan losses as a percentage of total nonperforming assets	334	319	253	248	204
Loans past due 90 days or more and still accruing	$16	$16	$14	$24	$23

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$138	$186	$212	$269	$312
Loans transferred to nonaccrual (1)	20	28	81	47	66
Nonaccrual business loan gross charge-offs (2)	(21)	(34)	(40)	(38)	(42)
Loans transferred to accrual status (1)	—	(11)	—	—	(4)
Nonaccrual business loans sold (3)	(9)	(4)	(19)	—	(14)
Payments/Other (4)	(6)	(27)	(48)	(66)	(49)

Nonaccrual loans at end of period	$122	$138	$186	$212	$269

(1) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(2) Analysis of gross loan charge-offs:

Nonaccrual business loans	$21	$34	$40	$38	$42
Performing watch list loans	1	—	1	2	1
Consumer loans and residential mortgage loans	3	4	6	3	3

Total gross loan charge-offs	$25	$38	$47	$43	$46

(3) Analysis of loans sold:

Nonaccrual business loans	$9	$4	$19	$—	$14
Performing watch list loans	30	15	34	7	4

Total loans sold	$39	$19	$53	$7	$18

(4) Net change related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, are included in Payments/Other.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2006			December 31, 2005			March 31, 2005
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$26,620	$412	6.27%	$25,666	$388	5.99%	$23,248	$286	5.00%
Real estate construction loans	3,530	72	8.24	3,416	68	7.94	3,052	49	6.48
Commercial mortgage loans (1)	8,998	155	6.97	8,799	149	6.70	8,315	118	5.77
Residential mortgage loans	1,492	22	5.88	1,465	22	5.87	1,310	18	5.58
Consumer loans	2,660	45	6.83	2,675	43	6.45	2,734	36	5.32
Lease financing	1,298	13	4.03	1,288	13	4.08	1,261	13	4.13
International loans	1,881	30	6.56	1,940	32	6.52	2,235	30	5.43
Business loan swap income (expense)	—	(25)	—	—	(16)	—	—	17	—

Total loans (2)	46,479	724	6.31	45,249	699	6.13	42,155	567	5.45
Investment securities available-for-sale	4,154	44	4.10	4,037	41	3.97	3,790	35	3.60
Short-term investments	344	5	6.17	478	6	5.42	700	6	3.47

Total earning assets	50,977	773	6.12	49,764	746	5.94	46,645	608	5.27

Cash and due from banks	1,648			1,757			1,639
Allowance for loan losses	(512)			(562)			(685)
Accrued income and other assets	3,164			3,171			3,151

Total assets	$55,277			$54,130			$50,750

Money market and NOW deposits (1)	$16,595	105	2.57	$17,152	102	2.36	$17,810	69	1.56
Savings deposits (1)	1,476	2	0.65	1,502	1	0.61	1,582	2	0.41
Certificates of deposit (1)	5,887	51	3.52	5,582	45	3.18	5,193	29	2.27
Institutional certificates of deposit	2,624	30	4.62	1,141	12	4.16	365	2	2.54
Foreign office time deposits	1,007	11	4.26	943	11	4.46	712	6	3.72

Total interest-bearing deposits	27,589	199	2.93	26,320	171	2.59	25,662	108	1.71

Short-term borrowings	3,753	42	4.52	2,350	24	4.06	441	3	2.71
Medium- and long-term debt	4,029	52	5.22	4,013	49	4.77	4,277	36	3.37

Total interest-bearing sources	35,371	293	3.36	32,683	244	2.96	30,380	147	1.96

Noninterest-bearing deposits (1)	13,609			15,158			14,120
Accrued expenses and other liabilities	1,225			1,188			1,178
Common shareholders’ equity	5,072			5,101			5,072

Total liabilities and shareholders’ equity	$55,277			$54,130			$50,750

Net interest income/rate spread (FTE)		$480	2.76		$502	2.98		$461	3.31

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			1.04			1.02			0.69

Net interest margin (as a percentage of average earning assets) (FTE)(2)			3.80%			4.00%			4.00%

(1) FSD balances included above:
Loans (primarily low-rate)	$2,909	$3	0.43%	$2,769	$3	0.38%	$1,309	$2	0.54%
Interest-bearing deposits	2,286	21	3.74	2,613	22	3.38	2,642	16	2.45
Noninterest-bearing deposits	4,683			5,866			5,145
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.72)%			(0.68)%			(0.26)%
Total loans			(0.40)			(0.37)			(0.17)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.22)			(0.22)			(0.11)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2006	2005	2005	2005	2005

Commercial loans:
Floor plan	$3,078	$2,847	$2,065	$2,766	$2,668
Other	21,660	20,698	20,689	20,924	20,112

Total commercial loans	24,738	23,545	22,754	23,690	22,780
Real estate construction loans:
Real estate construction business line	2,996	2,831	2,674	2,587	2,451
Other	683	651	615	581	584

Total real estate construction loans	3,679	3,482	3,289	3,168	3,035
Commercial mortgage loans:
Commercial real estate business line	1,483	1,450	1,440	1,465	1,555
Other	7,663	7,417	7,260	7,071	6,860

Total commercial mortgage loans	9,146	8,867	8,700	8,536	8,415
Residential mortgage loans	1,516	1,485	1,444	1,394	1,335
Consumer loans:
Home equity	1,748	1,775	1,818	1,867	1,797
Other consumer	859	922	878	834	903

Total consumer loans	2,607	2,697	2,696	2,701	2,700
Lease financing	1,292	1,295	1,286	1,296	1,262
International loans	1,761	1,876	1,972	2,239	2,209

Total loans	$44,739	$43,247	$42,141	$43,024	$41,736

Goodwill	$213	$213	$247	$247	$247
Other intangible assets	1	1	1	1	1
Loan servicing rights	17	19	19	19	19
Deferred mutual fund distribution costs	6	6	7	7	7

Tier 1 common capital ratio*	7.70%	7.86%	7.98%	7.88%	8.04%
Tier 1 risk-based capital ratio*	8.28	8.46	8.60	8.49	8.66
Total risk-based capital ratio *	11.74	11.75	12.07	12.08	12.49
Leverage ratio*	9.90	9.99	10.07	10.36	10.50

Book value per share	$31.39	$31.11	$30.81	$30.60	$29.81

Market value per share for the quarter:
High	$58.62	$60.25	$63.38	$59.29	$61.40
Low	54.23	53.60	56.80	53.17	53.70
Close	57.97	56.76	58.90	57.80	55.08

Quarterly ratios:
Return on average common shareholders’ equity	15.33%	16.28%	18.59%	16.99%	15.73%
Return on average assets	1.41	1.53	1.78	1.68	1.57
Efficiency ratio	64.35	62.21	56.63	54.49	55.70

Number of banking offices	372	381	370	364	376

Number of employees — full time equivalent	10,687	10,816	10,779	10,826	10,803

*	March 31, 2006 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2006	2005	2005

ASSETS
Cash and due from subsidiary bank	$13	$11	$5
Short-term investments with subsidiary bank	298	264	286
Investment in subsidiaries, principally banks	5,591	5,587	5,533
Premises and equipment	3	3	3
Other assets	262	257	290

Total assets	$6,167	$6,122	$6,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$803	$813	$814
Other liabilities	270	241	273

Total liabilities	1,073	1,054	1,087

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 3/31/06, 12/31/05 and 3/31/05	894	894	894
Capital surplus	466	461	433
Accumulated other comprehensive loss	(198)	(170)	(154)
Retained earnings	4,880	4,796	4,427
Less cost of common stock in treasury — 16,461,565 shares at 3/31/06, 15,834,985 shares at 12/31/05 and 9,988,453 shares at 3/31/05	(948)	(913)	(570)

Total shareholders’ equity	5,094	5,068	5,030

Total liabilities and shareholders’ equity	$6,167	$6,122	$6,117

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2005	170.5	$894	$421	$(69)	$4,331	$(472)	$5,105
Net income	—	—	—	—	199	—	199
Other comprehensive loss, net of tax	—	—	—	(85)	—	—	(85)

Total comprehensive income							114
Cash dividends declared on common stock ($0.55 per share)	—	—	—	—	(93)	—	(93)
Purchase of common stock	(2.1)	—	—	—	—	(118)	(118)
Net issuance of common stock under employee stock plans	0.3	—	3	—	(10)	20	13
Recognition of share-based compensation expense	—	—	9	—	—	—	9

BALANCE AT MARCH 31, 2005	168.7	$894	$433	$(154)	$4,427	$(570)	$5,030

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	194	—	194
Other comprehensive loss, net of tax	—	—	—	(28)	—	—	(28)

Total comprehensive income							166
Cash dividends declared on common stock ($0.59 per share)	—	—	—	—	(96)	—	(96)
Purchase of common stock	(1.5)	—	—	—	—	(86)	(86)
Net issuance of common stock under employee stock plans	0.9	—	(18)	—	(14)	51	19
Recognition of share-based compensation expense	—	—	18	—	—	—	18
Other	—	—	5	—	—	—	5

BALANCE AT MARCH 31, 2006	162.3	$894	$466	$(198)	$4,880	$(948)	$5,094

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business Bank			Retail Bank			Wealth & Institutional Management
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2006	2005	2005	2006	2005	2005	2006	2005	2005

Earnings summary:
Net interest income (expense) (FTE)	$314	$337	$337	$155	$157	$146	$38	$39	$36
Provision for loan losses	(13)	(31)	9	6	8	—	—	2	(2)
Noninterest income	63	71	70	50	51	49	84	137	80
Noninterest expenses	187	226	141	145	154	126	98	114	80
Provision (benefit) for income taxes (FTE)	59	78	85	18	16	24	8	22	13
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	(8)	—	—

Net income (loss)	$144	$135	$172	$36	$30	$45	$8	$38	$25

Net loans charged-off	$11	$15	$29	$5	$8	$4	$—	$1	$5

Selected average balances:
Assets	$38,148	$37,165	$34,047	$6,726	$6,599	$6,414	$3,875	$3,814	$3,625
Loans	36,883	35,849	32,970	6,016	5,891	5,778	3,533	3,473	3,368
Deposits	18,899	20,578	19,877	16,705	16,778	16,796	2,480	2,557	2,451
Liabilities	19,749	21,361	20,623	16,706	16,776	16,784	2,505	2,576	2,457
Attributed equity	2,557	2,585	2,476	818	826	779	463	474	417

Statistical data:
Return on average assets (1)	1.51%	1.46%	2.03%	0.82%	0.67%	1.02%	0.84%	4.02%	2.79%
Return on average attributed equity	22.54	21.00	27.92	17.50	14.32	23.03	7.00	32.36	24.27
Net interest margin (2)	3.45	3.72	4.13	3.75	3.71	3.53	4.36	4.44	4.34
Efficiency ratio	49.64	55.23	34.61	70.97	74.05	64.67	80.20	64.92	68.51

	Finance			Other			Total
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2006	2005	2005	2006	2005	2005	2006	2005	2005

Earnings summary:
Net interest income (expense) (FTE)	$(27)	$(32)	$(59)	$—	$1	$1	$480	$502	$461
Provision for loan losses	—	—	—	(20)	1	(6)	(27)	(20)	1
Noninterest income	17	22	10	1	—	1	215	281	210
Noninterest expenses	—	1	1	19	(8)	26	449	487	374
Provision (benefit) for income taxes (FTE)	(7)	(7)	(20)	(7)	—	(5)	71	109	97
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	(8)	—	—

Net income (loss)	$(3)	$(4)	$(30)	$9	$8	$(13)	$194	$207	$199
	$
Net loans charged-off	$—	$—	$—	$1	$(2)	$—	$17	$22	38

Selected average balances:
Assets	$5,431	$5,483	$5,518	$1,097	$1,069	$1,146	$55,277	$54,130	$50,750
Loans	3	(9)	(7)	44	45	46	46,479	45,249	42,155
Deposits	3,214	1,615	612	(100)	(50)	46	41,198	41,478	39,782
Liabilities	10,969	7,983	5,390	276	333	424	50,205	49,029	45,678
Attributed equity	470	469	538	764	747	862	5,072	5,101	5,072

Statistical data:
Return on average assets (1)	N/M	N/M	N/M	N/M	N/M	N/M	1.41%	1.53%	1.57%
Return on average attributed equity	N/M	N/M	N/M	N/M	N/M	N/M	15.33	16.28	15.73
Net interest margin (2)	N/M	N/M	N/M	N/M	N/M	N/M	3.80	4.00	4.00
Efficiency ratio	N/M	N/M	N/M	N/M	N/M	N/M	64.35	62.21	55.70

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	- Fully Taxable Equivalent
N/M	- Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Midwest & Other Markets			Western			Texas
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2006	2005	2005	2006	2005	2005	2006	2005	2005

Earnings summary:
Net interest income (expense) (FTE)	$266	$272	$264	$169	$188	$186	$61	$63	$59
Provision for loan losses	(1)	(16)	1	(5)	(5)	1	(2)	(2)	3
Noninterest income	147	203	148	28	33	29	18	19	18
Noninterest expenses	263	306	207	109	124	91	50	55	42
Provision (benefit) for income taxes (FTE)	41	67	63	32	38	46	10	10	11
Cumulative effect of change in accounting principle, net of tax	(8)	—	—	—	—	—	—	—	—

Net income (loss)	$102	$118	$141	$61	$64	$77	$21	$19	$21

Net loans charged-off	$11	$21	$16	$2	$1	$10	$1	$(1)	$8

Selected average balances:
Assets	$25,116	$24,984	$24,549	$16,358	$15,643	$13,148	$5,652	$5,451	$4,993
Loans	23,721	23,518	23,288	15,718	14,960	12,638	5,390	5,251	4,807
Deposits	18,666	18,833	18,867	15,437	17,048	16,295	3,674	3,718	3,673
Liabilities	19,497	19,593	19,606	15,479	17,090	16,303	3,678	3,718	3,668
Attributed equity	2,173	2,220	2,134	1,084	1,087	1,024	500	502	448

Statistical data:
Return on average assets (1)	1.63%	1.90%	2.31%	1.47%	1.41%	1.79%	1.48%	1.38%	1.66%
Return on average attributed equity	18.81	21.39	26.52	22.43	23.58	30.30	16.77	14.92	18.46
Net interest margin (2)	4.53	4.55	4.57	4.33	4.37	4.63	4.55	4.73	4.93
Efficiency ratio	63.66	64.42	49.96	55.48	55.94	42.05	63.65	67.03	55.90

	Florida			Finance & Other Businesses			Total
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Three Months Ended	2006	2005	2005	2006	2005	2005	2006	2005	2005

Earnings summary:
Net interest income (expense) (FTE)	$11	$10	$10	$(27)	$(31)	$(58)	$480	$502	$461
Provision for loan losses	1	2	2	(20)	1	(6)	(27)	(20)	1
Noninterest income	4	4	4	18	22	11	215	281	210
Noninterest expenses	8	9	7	19	(7)	27	449	487	374
Provision (benefit) for income taxes (FTE)	2	1	2	(14)	(7)	(25)	71	109	97
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—	—	(8)	—	—

Net income (loss)	$4	$2	$3	$6	$4	$(43)	$194	$207	$199

Net loans charged-off	$2	$3	$4	$1	$(2)	$—	$17	$22	$38

Selected average balances:
Assets	$1,623	$1,500	$1,396	$6,528	$6,552	$6,664	$55,277	$54,130	$50,750
Loans	1,603	1,484	1,383	47	36	39	46,479	45,249	42,155
Deposits	307	314	289	3,114	1,565	658	41,198	41,478	39,782
Liabilities	306	312	287	11,245	8,316	5,814	50,205	49,029	45,678
Attributed equity	81	76	66	1,234	1,216	1,400	5,072	5,101	5,072

Statistical data:
Return on average assets (1)	1.01%	0.56%	0.93%	N/M	N/M	N/M %	1.41%	1.53%	1.57%
Return on average attributed equity	20.13	11.07	19.68	N/M	N/M	N/M	15.33	16.28	15.73
Net interest margin (2)	2.80	2.70	2.99	N/M	N/M	N/M	3.80	4.00	4.00
Efficiency ratio	53.21	64.82	51.37	N/M	N/M	N/M	64.35	62.21	55.70

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	- Fully Taxable Equivalent

N/M	- Not Meaningful